Exhibit 99.B(m)(2)(A)(i)

May 1, 2010

ING Investors Trust

7337 East Doubletree Ranch Road

Scottsdale, Arizona  85258

Re:                               Reduction in Fee Payable under the ING Investors Trust Second Amended and Restated Shareholder Service and Distribution Plan

Ladies and Gentlemen:

ING Funds Distributor, LLC (“IFD”) hereby waives a portion of the distribution fee payable to IFD for the funds listed on the attached Schedule A under the ING Investors Trust Second Amended and Restated Shareholder Service and Distribution Plan (the “Distribution Plan”) in an amount equal to 0.15% per annum on the average daily net assets attributable to Adviser Class Shares as if the distribution fee specified in the Distribution Plan were 0.35%.  Except as otherwise noted on Schedule A, by this letter, we agree to continue to waive that fee for the period May 1, 2010 through May 1, 2011.

Please indicate your agreement to this reduction in fee by executing below in the place indicated.

Sincerely,

/s/ Todd Modic

Todd Modic
Senior Vice President

Agreed and Accepted:

ING Investors Trust

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Funds Distributor, LLC
Scottsdale, AZ 85258-2034	Fax: 480-477-2744
www.ingfunds.com

SCHEDULE A

with respect to

ING INVESTORS TRUST

SECOND AMENDED AND RESTATED

SHAREHOLDER SERVICE AND DISTRIBUTION PLAN

ADVISER CLASS

Portfolios

ING Artio Foreign Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Clarion Global Real Estate Portfolio

ING Clarion Real Estate Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Global Resources Portfolio

ING Goldman Sachs Commodity Strategy Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Limited Maturity Bond Portfolio

ING Lord Abbett Affiliated Portfolio

ING Marsico Growth Portfolio

ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING PIMCO High Yield Portfolio

ING PIMCO Total Return Bond Portfolio

ING Pioneer Equity Income Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Growth and Income Portfolio

ING Wells Fargo Small Cap Disciplined Portfolio

Date last amended:  January 7, 2010